SOLICITED BY THE BOARD OF DIRECTORS OF CIPSCO INCORPORATED

The undersigned appoints and/or directs the agents of the Plans identified on the reverse hereof to appoint C. L. Greenwalt and W. A. Koertner, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of common stock of CIPSCO Incorporated held of record in the name of, or held for the account of the undersigned in the Plans, at the close of business on the record date and, in their discretion, to vote on all other matters which may properly come before the 1997 Annual Meeting of Shareholders of CIPSCO Incorporated and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.

                                            If joint account, each
                                            joint owner should
                                            sign. State title when
                                            signing as executor,
                                            administrator, trustee,
                                            guardian, etc.

                                            DO NOT FOLD

                                            Dated _____________

                               Signed _____________________________

                                      _____________________________

(on reverse side)
The votes represented by this proxy, if properly executed, will be voted as indicated by you. If you sign and return the proxy unmarked, such votes will be voted "FOR" the election of directors and "FOR" approval of the appoint-ment of auditors. No proposal is related to or conditioned on any other proposal.

DIRECTORS RECOMMEND a Vote "FOR" Items 1 and 2.

  1. Election of Directors   FOR __                  Withhold Authority  __
                             all nominees listed     to vote for all nominess
                             below (except as
                             marked to the contrary)
     C. L. Greenwalt         J. L. Heath             R. W. Jackson
     G. R. Lohman            R. A. Lumpkin           H. M. Merriman
     T. L. Shade             J. W. Wogsland

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

  2. Approval of the appointment of Arthur Andersen LLP as independent public accountants for 1997.

                     FOR __       AGAINST __    ABSTAIN __

  Please mark you votes with an X. Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) are shown and return signed proxy in enclosed envelope.

  Participants in (i) the Company's Automatic Dividend Reinvestment and Stock Purchase Plan and (ii) Central Illinois Public Service Comapany's Employee Stock Ownership Plan or any of its Employee Savings Plans, direct Illinois Stock Transfer Company and the respective plan Trustee, respectively, as agent, to vote as indicated herein.

  (To be signed on reverse side)